Exhibit 10.2

AMENDED AND RESTATED
ADVISORY AGREEMENT
Among
HINES GLOBAL REIT ADVISORS LP,
HINES GLOBAL REIT PROPERTIES LP,
and
HGR LIQUIDATING TRUST
June 30, 2020

TABLE OF CONTENTS
Page
ARTICLE 1 DEFINITIONS    2
ARTICLE 2 APPOINTMENT    3
ARTICLE 3 DUTIES OF THE ADVISOR    3
3.01    Asset Management Services    3
3.02    Accounting and Other Administrative Services    4
3.03    Shareholder Services    5
3.04    Financing Services    5
3.05    Disposition Services    5
ARTICLE 4 AUTHORITY OF ADVISOR    6
4.01    General    6
4.02    Powers of the Advisor    6
4.03    Approval by Trustees    6
ARTICLE 5 BANK ACCOUNTS    6
ARTICLE 6 RECORDS AND FINANCIAL STATEMENTS    6
ARTICLE 7 LIMITATION ON ACTIVITIES    7
ARTICLE 8 RELATIONSHIP WITH TRUSTEES AND OFFICERS    8
ARTICLE 9 FEES    8
9.01    Asset Management Fees    8
9.02    Disposition Fees    8
ARTICLE 10 EXPENSES    9
10.01    General    9
10.02    Reimbursement to Advisor    10
10.03    Reimbursement to Company    10
ARTICLE 11 OTHER SERVICES    10
ARTICLE 12 RELATIONSHIP OF ADVISOR AND COMPANY; OTHER ACTIVITIES OF THE ADVISOR    10
12.01    Relationship    10
12.02    Time Commitment    11
ARTICLE 13 THE HINES NAME    11
ARTICLE 14 TERM AND TERMINATION OF THE AGREEMENT    12

14.01    Term    12
14.02    Termination by the Parties    12
14.03    Payments on Termination and Survival of Certain Rights and Obligations    12
14.04    Repurchase of Units    12
ARTICLE 15 ASSIGNMENT    13
ARTICLE 16 INDEMNIFICATION AND LIMITATION OF LIABILITY    13
16.01    Indemnification by the Company    13
16.02    Indemnification by the Advisor    13
16.03    Advisor’s Liability    14
ARTICLE 17 MISCELLANEOUS    15
17.01    Notices    15
17.02    Modification    15
17.03    Severability    15
17.04    Construction    15
17.05    Entire Agreement    15
17.06    Waiver    15
17.07    Gender    16
17.08    Titles Not to Affect Interpretation    16
17.09    Counterparts    16

ADVISORY AGREEMENT
This Amended and Restated Advisory Agreement, dated as of June 30, 2020 is among Hines Global REIT Advisors LP, a Texas limited partnership, Hines Global REIT Properties LP, a Delaware limited partnership, and HGR Liquidating Trust, a Maryland statutory trust (the “Agreement”).
W I T N E S S E T H
WHEREAS, Hines Global REIT, Inc. (the “REIT”), the Company (as hereinafter defined) and the Advisor (as hereinafter defined) are party to that certain Advisory Agreement dated August 3, 2009 (as amended, the “Initial Agreement”);
WHEREAS, the board of directors and the stockholders of the REIT, approved the liquidation and dissolution of the REIT pursuant to a Plan of Liquidation (the “Plan”);
WHEREAS, the Plan provides, among other things, that the REIT’s board of directors will cause the REIT to wind up its affairs, pay or adequately provide for the payment of all of its liabilities and distribute the remaining property of the REIT among its stockholders;
WHEREAS, in order to facilitate the execution of the Plan in accordance with its terms, the board of directors of the REIT determined it was in the best interest of the REIT to transfer all of its assets and liabilities to HGR Liquidating Trust, including its general partnership interest in the Company and its interest in the Initial Agreement;
WHEREAS, effective as of the date of this Agreement, the REIT transferred its assets and liabilities to HGR Liquidating Trust for the benefit of the REIT’s stockholders in exchange for units of beneficial interest in HGR Liquidating Trust, which the REIT distributed to its stockholders;
WHEREAS, HGR Liquidating Trust is the general partner of the Company;
WHEREAS, the General Partner and the Company desire to avail themselves of the knowledge, experience, sources of information, advice, assistance and certain facilities available to the Advisor (hereinafter defined) and to have the Advisor undertake the duties and responsibilities hereinafter set forth herein on the terms set forth in this Agreement; and
WHEREAS, the Advisor is willing to undertake to render such services on the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree to amend and restate the Initial Agreement in its entirety as follows:
Article 1

DEFINITIONS
The following defined terms used in this Advisory Agreement shall have the meanings specified below:

“Advisor” means (i) Hines Global REIT Advisors LP, a Texas limited partnership, or (ii) any successor advisor to the Company.
“Affiliate” has the meaning set forth in the Agreement and Declaration of Trust. For the purposes of this Agreement, the Advisor shall not be deemed to be an Affiliate of the Company, and vice versa.
“Agreement and Declaration of Trust” means the Agreement and Declaration of Trust of the General Partner, as amended from time to time.
“Board of Trustees” means the Board of Trustees of the General Partner.
“Cause” means, with respect to the termination of this Agreement, fraud, criminal conduct or willful misconduct by the General Partner, the Company or the Advisor, as applicable, or a material breach of this Agreement by the General Partner, the Company or the Advisor, as applicable, which has not been cured within thirty (30) days following the delivery by the non-breaching party to the breaching party of notice of such breach.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
“Company” means Hines Global REIT Properties LP, a Delaware limited partnership. Within the context of discussions of operations, business and administration, the term “Company” shall mean, collectively, Hines Global REIT Properties LP and the General Partner for the purposes of this Agreement.
“General Partner” means HGR Liquidating Trust, a Maryland statutory trust and general partner of the Company.
“Hines” means Hines Interests Limited Partnership and its Affiliates.
“Independent Trustee” has the meaning set forth in the Agreement and Declaration of Trust.
“Limited Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Hines Global REIT Properties LP, as the same may be amended and restated from time to time.
“Limited Partnership Interests” means the Units owned by the Advisor and its Affiliates.
“Person” means an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity.

“Securities” means any class or series of units or shares of the Company or the General Partner, including common shares and units, preferred shares and units, special units or shares and any other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.
“Shareholders” means the holders of units of beneficial interest in the General Partner.
“Termination Date” means the date of termination of this Agreement.
“Trustee” means a member of the Board of Trustees of the General Partner.
“Units” has the meaning set forth in the Limited Partnership Agreement.
ARTICLE 2

APPOINTMENT
The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.
ARTICLE 3

DUTIES OF THE ADVISOR
The Advisor is responsible for managing, operating, directing and supervising the operations and administration of the Company and its real estate investments to the fullest extent allowed by law. The Advisor shall, either directly or by engaging an Affiliate or third party, perform the following duties:
3.01    Asset Management Services.
(i)    Investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services;
(ii)    Monitor applicable markets and obtain reports (which may be prepared by the Advisor or its Affiliates) where appropriate, concerning the value of investments of the Company;

(iii)    Monitor and evaluate the performance of investments of the Company; provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;
(iv)    Coordinate with any property manager;
(v)    Coordinate and manage relationships between the Company and any joint venture partners; and
(vi)    Provide financial and operational planning services and investment portfolio management functions.
3.02    Accounting and Other Administrative Services:
(i)    Manage and perform the various administrative functions necessary for the management of the day-to-day operations of the Company;
(ii)    From time-to-time, or at any time reasonably requested by the Trustees, make reports to the Trustees on the Advisor’s performance of services to the Company under this Agreement;
(iii)    Provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;
(iv)    Provide financial and operational planning services and portfolio management functions;
(v)    Maintain accounting data and any other information concerning the activities of the Company as shall be needed to prepare and file all periodic financial reports and returns required to be filed by the General Partner with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;
(vi)    Maintain all appropriate books and records of the Company;
(vii)    Oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;
(viii)    Supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company;
(ix)    Provide the Company with all necessary cash management services;
(x)    Manage and coordinate with the transfer agent the distribution process and payments to Shareholders;

(xi)    Consult with the officers and Trustees of the General Partner and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;
(xii)    Provide the officers and Trustees of the General Partner with timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”);
(xiii)    Consult with the officers and Trustees of the General Partner and the Board of Trustees relating to the corporate governance structure and appropriate policies and procedures related thereto; and
(xiv)    Oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the General Partner to comply with applicable law, including the Sarbanes-Oxley Act.
3.03    Shareholder Services.
(i)    Manage communications with Shareholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and
(ii)    Establish technology infrastructure to assist in providing Shareholder support and service.
3.04    Financing Services.
(i)    Identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;
(ii)    Negotiate terms, arrange and execute financing agreements;
(iii)    Manage relationships between the Company and its lenders; and
(iv)    Monitor and oversee the service of the Company’s debt facilities and other financings.
3.05    Disposition Services.
(i)    Consult with the Board of Trustees and provide assistance with the evaluation and approval of potential asset dispositions, sales or other liquidity events; and
(ii)    Structure and negotiate the terms and conditions of transactions pursuant to which real estate investments may be sold.

ARTICLE 4

AUTHORITY OF ADVISOR
4.01    General. All rights and powers to manage and control the day-to-day business and affairs of the Company shall be vested in the Advisor to the fullest extent allowed by law. The Advisor shall have the power to delegate all or any part of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Advisor or the Company as it may from time to time deem appropriate. Any authority delegated by the Advisor to any other Person shall be subject to applicable law and the limitations on the rights and powers of the Advisor specifically set forth in this Agreement.
4.02    Powers of the Advisor. Subject to the express limitations set forth in this Agreement, the power to direct the management, operation and policies of the Company shall to the fullest extent allowed by law be vested in the Advisor, which shall have the power by itself and shall be authorized and empowered on behalf and in the name of the Company to carry out any and all of the objectives and purposes of the Company and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable or incidental thereto to perform its obligations under this Agreement.
4.03    Approval by Trustees.
(i)    Notwithstanding the foregoing, any real estate dispositions will require the prior approval of the Board of Trustees. The Advisor will deliver to the Board of Trustees all documents required by it to properly evaluate the proposed disposition.
(ii)    If the Agreement and Declaration of Trust requires that a transaction be approved by the Independent Trustees, the Advisor will deliver to the Independent Trustees all documents required by them to properly evaluate the proposed transaction. The prior approval of a majority of the Independent Trustees will be required for each transaction between the Company and the Advisor or its Affiliates.
ARTICLE 5

BANK ACCOUNTS
The Advisor will maintain one or more bank accounts in the name of the Company and will collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company. Notwithstanding the foregoing, no funds shall be commingled with the funds of the Advisor.
ARTICLE 6

RECORDS AND FINANCIAL STATEMENTS
The Advisor, in the conduct of its responsibilities to the Company, shall maintain adequate and separate books and records for the Company’s operations in accordance with United States generally accepted accounting principles (“GAAP”), which shall be supported by sufficient documentation to ascertain that such books and records are properly and accurately recorded. Such books and records shall be the property of the Company. Such books and records shall include all information necessary to calculate and audit the fees or reimbursements paid under this Agreement. Advisor shall utilize procedures to attempt to ensure such control over accounting and financial transactions as is reasonably required to protect the Company’s assets from theft, error or fraudulent activity. All financial statements Advisor delivers to the Company shall be prepared on an accrual basis in accordance with GAAP, except for special financial reports which by their nature require a deviation from GAAP. To the extent the Company engages the services of independent accountants, the Advisor shall maintain necessary liaison with the Company’s independent accountants and shall provide such accountants with such reports and other information as the Company shall request.
ARTICLE 7

LIMITATION ON ACTIVITIES
Notwithstanding any provision in this Agreement to the contrary, the Advisor shall not take any action which, in its sole judgment made in good faith, would (i) subject the Company or the General Partner to regulation under the Investment Company Act of 1940, as amended, (ii) violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, the General Partner or their Securities, or (iii) violate the Agreement and Declaration of Trust. In the event an action that would violate (i) through (iii) of the preceding sentence but such action has been ordered by the Board of Trustees acting on behalf of the General Partner, the Advisor shall notify the Board of Trustees of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board of Trustees. In such event the Advisor shall, to the fullest extent allowed by law and the Agreement and Declaration of Trust, have no liability for acting in accordance with the specific instructions of the Board of Trustees so given. Notwithstanding the foregoing, none of the Advisor, its Affiliates and none of their managers, directors, officers, employees and equityholders, shall be liable to the Company, the General Partner, the Board of Trustees or the Shareholders for any act or omission by such Persons or individuals, except as provided in this Agreement. THE PARTIES HERETO INTEND THAT THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION BE CONSTRUED AND APPLIED AS WRITTEN NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE LIMITATION OF LIABILITY SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE AGREEMENT AND DECLARATION OF TRUST, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON A PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS SECTION, THE LIMITATION OF LIABILITY SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE AGREEMENT AND DECLARATION OF TRUST, APPLY TO A PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE, GROSS NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

ARTICLE 8

RELATIONSHIP WITH TRUSTEES AND OFFICERS
Managers, directors, officers and employees of the Advisor or any direct or indirect Affiliate of the Advisor may serve as Trustees, and as officers of the General Partner, except that no manager, director, officer or employee of the Advisor or any of its Affiliates who also is a Trustee or officer of the General Partner shall receive any compensation from the Company or General Partner for serving as a Trustee or officer other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Board of Trustees.
ARTICLE 9

FEES
9.01    Asset Management Fees. The Company will pay the Advisor in cash or Units, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor, as compensation for services including those described in Section 3.01, an asset management fee in accordance with this Section 9.01, as well as reimburse the Advisor for all expenses incurred by the Advisor in connection with such services as required by Article 10. This asset management fee shall be earned monthly and the amount of this asset management fee payable by the Company to the Advisor shall equal 0.09375% of the net equity invested in real estate investments at the end of each month. Notwithstanding anything to the contrary contained in this Section 9.01, a portion of the asset management fees payable by the Company to the Advisor under this Section 9.01 may be made, at the Advisor’s sole discretion, by one or more subsidiaries of the Company to one or more affiliates of the Advisor; provided however, that in no event shall the total asset management fees paid by the Company and its subsidiaries to the Advisor and its Affiliates pursuant to this Section 9.01 exceed 0.09375% of the net equity invested in the real estate investments at the end of each month.
9.02    Disposition Fees. The Company will pay the Advisor in cash or Units, or a combination of both, the form of payment to be determined in the sole discretion of the Advisor, as compensation for providing a substantial amount of services in an effort to sell real estate investments, including the services described in Section 3.05, disposition fees in accordance with this Section 9.02, as well as to reimburse the Advisor for all expenses incurred by the Advisor in connection with such services as required by Article 10. The disposition fees shall equal 1% of (i) the sales price of any real estate investment sold, that is owned directly by the Company, and (ii) when the Company owns the real estate investment indirectly through another entity, the Company’s pro rata share of the sales price of any real estate investment sold by that entity. Notwithstanding anything to the contrary contained in this Section 9.02, a portion of the disposition fees payable by the Company to the Advisor under this Section 9.02 may be made, at the Advisor's sole discretion, by one or more subsidiaries of the Company to one or more affiliates of the Advisor; provided however, that in no event shall the total disposition fees paid by the Company and is subsidiaries to the Advisor and its Affiliates pursuant to this Section 9.02 exceed 1% of (i) the sales price of any real estate investment sold, that is owned directly by the Company, and (ii) when the Company owns the real estate investment indirectly through another entity, the Company's pro rata share of the sales price of any real estate investment sold by that entity.
ARTICLE 10

EXPENSES
10.01    General. In addition to the compensation paid to the Advisor and/or its Affiliates pursuant to Article 9 hereof, the Company or one or more of its subsidiaries shall pay directly or reimburse the Advisor or its appropriate Affiliates for all of the expenses paid or incurred by the Advisor or such Affiliates in connection with the services provided to the Company or its subsidiaries pursuant to this Agreement, including, but not limited to:
(i)    the actual out-of-pocket cost of goods and services used by the Company or the General Partner and obtained from entities not Affiliated with the Advisor, including brokerage fees paid in connection with the sale of real estate investments;
(ii)    taxes and assessments on income or Assets and taxes as an expense of doing business and any other taxes otherwise imposed on the Company and its business or income;
(iii)    out-of-pocket costs associated with insurance required in connection with the business of the Company or by its officers and Trustees;
(iv)    all out-of-pocket expenses in connection with payments to the Board of Trustees and meetings of the Board of Trustees and Shareholders;
(v)    personnel and related employment direct costs incurred by the Advisor or Affiliates (a) in performing the services described in Section 3.03 and in providing professional services for the Company and the General Partner in-house, including legal services, tax services, internal audit services, technology-related services and services in connection with compliance with the Sarbanes-Oxley Act, or (b) as otherwise approved by Independent Trustees, including but not limited to salary, benefits, burdens and overhead of all employees directly involved in the performance of such services, plus all out-of-pocket costs incurred;
(vi)    out-of-pocket expenses of maintaining communications with Shareholders, including the cost of preparation, printing, and mailing annual reports and other Shareholder reports and other reports required by governmental entities;
(vii)    audit, accounting and legal fees, and other fees for professional services relating to the operations of the Company and all such fees incurred at the request, or on behalf of, the Independent Trustees or any committee of the Board of Trustees;
(viii)    out-of-pocket costs for the Company to comply with all applicable laws, regulation and ordinances;
(ix)    all other out-of-pocket costs incurred by the Advisor in performing its duties hereunder;

(x)    all other out-of-pocket costs necessary for the operation of the Company and its real estate investments; and
(xi)    personnel and related employment direct costs, including but not limited to salary, benefits, burdens and overhead of all employees directly involved in the performance of such services, plus all out-of-pocket costs incurred, by the Advisor or Affiliates: (A) in performing services with respect to the Company’s non-U.S. properties that would typically be provided by a property manager in the United States; (B) in performing such other additional services necessary to meet U.S. accounting and reporting requirements for non-U.S. assets, such as translation of foreign property financial statements to U.S. GAAP and the managing of foreign currency risks through hedging and other activities, and (C) in performing services with respect to managing all non-U.S. entities implemented as part of a tax structure for owning any non-U.S. real estate asset, such as entities based in Luxembourg, Cyprus or the British Virgin Islands.
Except as specifically provided for above in (v) or (xi), or as contemplated by Article 11, the expenses and payments subject to reimbursement by the Company in this Section 10.01 do not include personnel and related direct employment or overhead costs of the Advisor or Affiliates. The Company shall also reimburse the Advisor or Affiliates of the Advisor for all expenses incurred on behalf of the Company or the General Partner prior to the execution of this Agreement.
10.02    Reimbursement to Advisor. Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 10 shall be reimbursed to the Advisor within 10 days after the Advisor provides the Company with an invoice and/or supporting documentation relating to such reimbursement.
ARTICLE 11

OTHER SERVICES
Should (i) the General Partner request that the Advisor or any manager, officer or employee thereof render services for the Company other than as set forth in this Agreement or (ii) there are changes to the regulatory environment in which the Advisor or Company operates that would increase significantly the level of services performed such that the costs and expenses borne by the Advisor for which the Advisor is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under Article 10 of this Agreement would increase significantly, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Trustees and shall not be deemed to be services pursuant to the terms of this Agreement.
ARTICLE 12

RELATIONSHIP OF ADVISOR AND COMPANY;
OTHER ACTIVITIES OF THE ADVISOR
12.01    Relationship. To the fullest extent allowed by law, the Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers. Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates. Nor shall this Agreement limit or restrict the right of any manager, director, officer, employee, or equityholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall promptly disclose to the Board of Trustees the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person.
12.02    Time Commitment. The Advisor shall, and shall cause its Affiliates and their respective employees, officers and agents to, devote to the Company such time as shall be reasonably necessary to conduct the business and affairs of the Company in an appropriate manner consistent with the terms of this Agreement. The Company acknowledges that the Advisor and other Affiliates of Hines and their respective employees, officers and agents may also engage in activities unrelated to the Company and may provide services to Persons other than the Company or any of its Affiliates.
ARTICLE 13

THE HINES NAME
The Advisor, Hines and their Affiliates have a proprietary interest in the name “Hines”. The Advisor hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “Hines” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain Hines or an Affiliate thereof to perform the services of Advisor, the Company (including the General Partner) will, promptly after receipt of written request from Hines, cease to conduct business under or use the name “Hines” or any derivative thereof and the Company and the General Partner shall change the name of the Company and the General Partner to a name that does not contain the name “Hines” or any other word or words that might, in the reasonable discretion of the Advisor, be susceptible of indication of some form of relationship between the Company and the Advisor or any Affiliate thereof. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “Hines”. Consistent with the foregoing, it is specifically recognized that the Advisor or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in real estate) and financial and service organizations having “Hines” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company or the General Partner.

ARTICLE 14

TERM AND TERMINATION OF THE AGREEMENT
14.01    Term. This Agreement shall continue in force throughout the duration of the existence of the General Partner and shall terminate as of the date of termination of the General Partner.
14.02    Termination by the Parties. This Agreement may be terminated immediately by the Company or the Advisor for Cause.
14.03    Payments on Termination and Survival of Certain Rights and Obligations.
(i)    After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement.
(ii)    The Advisor shall promptly upon termination:
(a)    pay over to the Company all money collected pursuant to this Agreement, if any, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(b)    deliver to the Trustees a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Trustees;
(c)    deliver to the Trustees all assets and documents of the Company then in the custody of the Advisor; and
(d)    cooperate with the Company to provide an orderly transition of advisory functions.
Upon the expiration or termination of this Agreement, neither party shall have any further rights or obligations under this Agreement, except that Articles 13, 14, 16 and 17 shall survive the termination or expiration of this Agreement.
14.04    Repurchase of Units.
The Company shall repurchase or redeem the Limited Partnership Interests held by the Advisor or any of the Advisor’s affiliates as required by the Limited Partnership Agreement.

ARTICLE 15

ASSIGNMENT
This Agreement may be assigned by the Advisor to an Affiliate with the consent of the General Partner by approval of a majority of the Independent Trustees. The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board of Trustees. This Agreement shall not be assigned by the Company without the consent of the Advisor.
ARTICLE 16

INDEMNIFICATION AND LIMITATION OF LIABILITY
16.01    Indemnification by the Company. The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective managers, officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas, the Agreement and Declaration of Trust or Agreement of Limited Partnership of the Company, provided that (i) the Advisor and its Affiliates were acting on behalf of or performing services for the Company and (ii) the indemnified claim was not the result of negligence, misconduct, or fraud of the indemnified person or resulted from a breach of the agreement by the Advisor.
16.02    Indemnification by the Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but the Advisor shall not be held responsible for any action of the Board of Trustees in following or declining to follow any of the Advisor’s advice or recommendation. THE PARTIES HERETO INTEND THAT THE INDEMNITIES SET FORTH IN THIS AGREEMENT BE CONSTRUED AND APPLIED AS WRITTEN NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE INDEMNITIES SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE AGREEMENT AND DECLARATION OF TRUST, AND TO THE EXTENT PROVIDED IN THIS AGREEMENT, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY OR GROSS NEGLIGENCE. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN THIS AGREEMENT, THE INDEMNITIES SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE AGREEMENT AND DECLARATION OF TRUST, APPLY TO AN INDEMNIFIED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY OR GROSS NEGLIGENCE. THE

PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.
16.03    Advisor’s Liability
(i)    Notwithstanding any other provisions of this Agreement, in no event shall the Company make any claim against Advisor, or its Affiliates, on account of any good faith interpretation by Advisor of the provisions of this Agreement (even if such interpretation is later determined to be a breach of this Agreement) or any alleged errors in judgment made in good faith and in accordance with this Agreement in connection with the operation of the operations of the Company hereunder by Advisor or the performance of any advisory or technical services provided by or arranged by the Advisor. The provisions of this Section 16.03(a) shall not be deemed to release Advisor from liability for its negligence.
(ii)    The Company shall not object to any expenditures made by the Advisor in good faith in the course of its performance of its obligations under this Agreement or in settlement of any claim arising out of the operation of the Company unless such expenditure is specifically prohibited by this Agreement. The provisions of this Section 16.03(b) shall not be deemed to release Advisor from liability for its negligence.
(iii)    IN NO EVENT WILL EITHER PARTY BE LIABLE FOR DAMAGES BASED ON LOSS OF INCOME, PROFIT OR SAVINGS OR INDIRECT, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE OR SPECIAL DAMAGES OF THE OTHER PARTY OR PERSON, INCLUDING THIRD PARTIES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE, AND ALL SUCH DAMAGES ARE EXPRESSLY DISCLAIMED. IN NO EVENT WILL ADVISOR’S AGGREGATE LIABILITY UNDER THIS AGREEMENT EVER EXCEED THE TOTAL AMOUNT OF FEES IT ACTUALLY RECEIVES FROM THE COMPANY PURSUANT TO ARTICLE 9.
(iv)    THE PARTIES HERETO INTEND THAT THE RELEASE FROM LIABILITY SET FORTH IN SECTION 16.03 BE CONSTRUED AND APPLIED AS WRITTEN NOTWITHSTANDING ANY RULE OF CONSTRUCTION TO THE CONTRARY. WITHOUT LIMITING THE FOREGOING, THE RELEASE FROM LIABILITY SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE AGREEMENT AND DECLARATION OF TRUST, APPLY NOTWITHSTANDING ANY STATE’S “EXPRESS NEGLIGENCE RULE” OR SIMILAR RULE THAT WOULD DENY COVERAGE BASED ON A PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. IT IS THE INTENT OF THE PARTIES THAT, TO THE EXTENT PROVIDED IN SECTION 16.03, THE RELEASE FROM LIABILITY SET FORTH HEREIN SHALL, TO THE FULLEST EXTENT ALLOWED BY LAW AND THE AGREEMENT AND DECLARATION OF TRUST, APPLY TO A RELEASED PERSON’S SOLE, CONCURRENT OR CONTRIBUTORY ACTIVE OR PASSIVE NEGLIGENCE OR STRICT LIABILITY. THE PARTIES AGREE THAT THIS PROVISION IS “CONSPICUOUS” FOR PURPOSES OF ALL STATE LAWS.

ARTICLE 17

MISCELLANEOUS
17.01    Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Agreement and Declaration of Trust or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:
To the Company, the General Partner or the Trustees:
Hines Global REIT Properties LP
c/o HGR Liquidating Trust
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056

To the Advisor:
Hines Global REIT Advisors LP
2800 Post Oak Blvd., Suite 5000
Houston, Texas 77056
Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Section 17.01.
17.02    Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by all parties hereto, or their respective successors or assignees.
17.03    Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
17.04    Construction. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Texas.
17.05    Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

17.06    Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
17.07    Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
17.08    Titles Not to Affect Interpretation. The titles of Articles and Sections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
17.09    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Hines Global REIT Properties LP By: HGR Liquidating Trust Its: General Partner By: /s/ J. Shea Morgenroth Name: J. Shea Morgenroth Title: Chief Financial Officer

Hines Global REIT Advisors LP By: Hines Global REIT Advisors GP LLC Its: General Partner By: /s/ J. Shea Morgenroth Name: J. Shea Morgenroth Title: Chief Financial Officer

HGR Liquidating Trust By: /s/ J. Shea Morgenroth Name: J. Shea Morgenroth Title: Chief Financial Officer